[CIK]      0000021212
[NAME]     COACHMEN INDUSTRIES, INC.

COACHMEN INDUSTRIES, INC.
AMENDED 2000 OMNIBUS STOCK INCENTIVE PROGRAM

1. Purpose.  The Coachmen Industries, Inc. 2000
Omnibus Stock Incentive Program (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as directors, officers and key employees of Coachmen Industries, Inc. and its subsidiaries (the "Company"), by providing them opportunities to acquire shares of Common Stock of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein.

2. Administration. The Plan will be administered by the Compensation Committee of the Board of Directors or another committee (the "Committee") appointed by the Board of Directors of the Company from among its members which shall be comprised of not less than two members of the Board provided, however, that as long as the Common Stock of the Company is registered under the Securities Exchange Act of 1934, each member of the Committee must qualify as a "Non-employee Director" within the meaning of Securities and Exchange Commission Regulation 240.16b-3. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

3. Participants. Participants will consist of all Non-Employee Directors of the Company and such officers and key employees of the Company as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of the participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b)
Stock Appreciation Rights, (c) Stock Awards, and (d) Performance
Awards, all as described below (collectively "Benefits").

5. Common Stock Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 1,000,000 shares of Common Stock, which may be authorized and unissued or treasury, plus any shares of Common Stock which as of the effective date of this Plan are authorized for award under the Company's Key Employees Incentive Stock Option Plan and the 1994 Omnibus Stock Incentive Program (the "Prior Plans") and which have not been awarded, plus any shares of Common Stock from the Prior Plans if there is a lapse, forfeiture, expiration or termination of any such award. All of the reserved shares may, but need not be issued pursuant to the exercise of Incentive Stock Options. The maximum number of shares of Common Stock which may be available for the award of Benefits to any participant in any fiscal year of the Company shall not exceed 500,000 shares, subject to the adjustment provisions in Section
12. Any shares subject to Stock Options or Stock Appreciation Rights or issued under such options or rights or as Stock Awards may thereafter be subject to new options, rights or awards under this Plan if there is a lapse, forfeiture, expiration or termination of any such options or rights prior to issuance of the shares or the payment of the equivalent or if shares are issued under such options or rights or as such awards, and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

6. Stock Options. Stock Options will consist of awards from the Company, in the form of agreements, which will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. Stock Options may be "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code ("Incentive Stock Options") or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options, (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

(a) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant, provided, however, that the per-share exercise price for Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted and provided further that the per-share exercise price for Nonqualified Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted. In no event shall the Committee either cancel any outstanding Stock Option for the purpose of reissuing the option to the participant at a lower price, or reduce the option price of an outstanding option.

(b) Payment of Exercise Price. The option exercise price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant or certification of such ownership; provided, however, that option agreements may provide that payment of the exercise price by delivery of shares of Common Stock of the Company then owned by the participant or certification may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

(c) Exercise Period.  Stock Options granted under the
Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(d) Limitations on Incentive Stock Options.
Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue
Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000.00. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

7. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

(a) A Stock Appreciation Right relating to a
Nonqualified Stock Option may be made part of such option at the time of its grant or at any time thereafter up to twelve months prior to its expiration, and a Stock Appreciation Right relating to an Incentive Stock Option may be made part of such option only at the time of its grant.

(b) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the Fair Market Value of the shares subject thereto up to the date the right is exercised. In the case of a right issued in relation to a Stock Option, such appreciation shall be measured from not less than the option price and in the case of a right issued independently of any Stock Option, such appreciation shall be measured from not less than 100% of the Fair Market Value of the Common Stock on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash of equal value) with respect to which the right is granted.

(c) Each Stock Appreciation Right will be exercisable at the time and to the extent set forth therein, but no Stock Appreciation Right may be exercisable earlier than twelve months after the date it was granted or later than the earlier of (i) the term of the related option, if any, or (ii) ten years after it was granted. Exercise of a Stock Appreciation Right shall reduce the number of shares issuable under the Plan (and the related option, if any) by the number of shares with respect to which the right is exercised.

8. Stock Awards.  Stock Awards will consist of
Common Stock transferred to participants without other payments therefor as additional compensation for services to the Company. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9. Performance Awards.

(a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may take the form of, as determined by the Committee, including without limitation, cash, shares of Common Stock, performance units and performance shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives. The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance goals may be based upon, without limitation, Company-wide, divisional, project team, and/or individual performance.

(b) The Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments. However, the Committee may not make any adjustment to a performance goal if such adjustment would result in increased compensation to a "covered employee" within the meaning of Section 162(m) of the Code.

(c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

10. Change in Control.
In the event of a change in control of the Company,all outstanding stock options and stock appreciation rights shall become immediately exercisable, all stock awards shall immediately vest and all performance goals shall be deemed fully achieved. For these purposes, change in control shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:

(a) any "person" (as that term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

(b) during a period of 24 months, a majority of the Board of Directors of the Company ceases to consist of the existing membership or successors nominated by the existing membership or their similar successors;

(c) shareholder approval of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d) shareholder approval of either (A) a complete
liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, or a transaction having a similar effect.
11.	Performance Goals.
Stock Awards and Performance Awards may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, including, but not limited to, earnings per share, return on assets or equity, economic value added, market share, cash flow, operating costs, and stock price, as determined by the Committee from time to time. However, the Committee may not in any event increase the amount of compensation payable to a "covered employee" within the meaning of Section 162(m) of the code upon the attainment of a performance goal.

12.	Adjustment Provisions.

(a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) the total number of shares available for Benefits under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Benefit and the reference price or Fair Market Value for each outstanding Benefit shall be adjusted so that the net value of such Benefit shall not be changed.

(b) In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of this Plan and any limitation applicable to the Benefit:

(i) any participant to whom a Stock Option has been granted shall have the right thereafter and during the term of the Stock Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the Stock Option or portion thereof, as the case may be, immediately prior to the Acquisition; or

(ii) any participant to whom a Stock Appreciation
Right has been granted shall have the right thereafter and during the term of such right to receive upon exercise thereof the difference on the exercise date between the aggregate Fair Market Value of the Acquisition
Consideration receivable upon such acquisition by a holder of the number of shares of Common Stock which are covered by such right and the aggregate reference price of such right.
The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

(c) Notwithstanding any other provision of this Plan, the Committee may authorize the issuance, continuation or assumption of Benefits or provide for other equitable adjustments after changes in the Common Stock resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

(d) In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights and/or the obligations to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Benefits under this Plan shall be increased accordingly.

13. Nontransferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant while the participant is rendering services to the Company, each Stock Option or Stock Appreciation Right theretofore granted to him shall be exercisable during such period after his death as the Committee shall in its discretion set forth in such option or right at the date of grant (but not beyond the stated duration of the option or right) and then only:

(a) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock
Appreciation Right shall pass by will or the laws of descent and distribution; and

(b) To the extent that the deceased participant was entitled to do so at the date of his or her death.
Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit may permit the transferability of a Benefit by a participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the award of the Benefit.

14. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, provisions for the acceleration of exercisability or vesting of Benefits in the event of a change of control of the Company, provisions for the payment of the value of Benefits to participants in the event of a change of control of the Company, provisions to comply with Federal and State securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

15. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price for the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on the date of calculation) if the Company's Common Stock is readily tradeable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

16. Withholding. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Committee may, in its discretion and subject to such rules as it may adopt, permit an optionee or award or right holder to pay all or a portion of the minimum federal, state and local withholding taxes arising in connection with (a) the exercise of a Nonqualified Stock Option or a Stock Appreciation Right or (b) the receipt or vesting of Stock Awards, by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount to be withheld.

17. Tenure. A participant's right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

18. Duration, Amendment and Termination. No Benefit shall be granted more than ten years after the date of the approval of this Plan by the stockholders of the Company; provided, however, that the terms and conditions applicable to any Benefit granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall be made without approval of the stockholders of the Company, if such approval is required by law, regulation or stock exchange rule.

19. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Indiana (regardless of the law that might otherwise govern under applicable Indiana principles of conflict of laws).

20. Shareholder Approval. The Plan was adopted by the Board of Directors of the Company on February 3, 2000. The Plan and any Benefits granted thereunder shall be null and void if shareholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors.